Exhibit 99.1

CNS Pharmaceuticals Announces Pricing of $10.0 Million Public Offering

HOUSTON (Dec. 23, 2020) – CNS Pharmaceuticals, Inc. (NASDAQ: CNSP) ("CNS" or the "Company"), a biopharmaceutical company specializing in the development of novel treatments for primary and metastatic cancers of the brain and central nervous system, today announced the pricing of an underwritten public offering of 5,000,000 shares of common stock and warrants to purchase up to 2,500,000 shares of common stock. The shares of common stock and warrants are being sold together at a combined public offering price of $2.00 per share and warrant. The warrants will have an exercise price of $2.20 per share, will be immediately exercisable and will expire five years from the date of issuance. The Company has granted the underwriter a 45-day option to purchase up to an additional 750,000 shares of common stock and/or 375,000 warrants to cover over-allotments, if any.

The Company intends to use the net proceeds from this offering for its Phase 2 trial for Berubicin, other research and development, and for working capital. The offering is expected to close on or about December 28, 2020, subject to customary closing conditions.

A.G.P./Alliance Global Partners is acting as the sole book-running manager for the offering.

This offering is being made pursuant to an effective registration statement on Form S-1 (No. 333-251530) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on December 22, 2020. The offering is being made only by means of a prospectus. A final prospectus relating to the proposed offering will be filed and made available on the SEC’s website. A copy of the final prospectus relating to the offering may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022 or via telephone at 212-624-2060 or email: prospectus@allianceg.com. Before investing in this offering, interested parties should read the prospectus.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About CNS Pharmaceuticals, Inc.

CNS Pharmaceuticals is developing novel treatments for primary and metastatic cancers of the brain and central nervous system. Its lead drug candidate, Berubicin, is proposed for the treatment of glioblastoma multiforme (GBM), an aggressive and incurable form of brain cancer.

Forward-Looking Statements

Some of the statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the ability of the Company to close the offering. These statements relate to future events, future expectations, plans and prospects. Although CNS believes the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. CNS has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including those discussed under Item 1A. "Risk Factors" in CNS’s most recently filed Form 10-K filed with the Securities and Exchange Commission ("SEC") and updated from time to time in its Form 10-Q filings and in its other public filings with the SEC. Any forward-looking statements contained in this press release speak only as of its date. CNS undertakes no obligation to update any forward-looking statements contained in this press release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

CONTACTS:

Investor Relations Contact

James Salierno

The Ruth Group

646-536-7028

jsalierno@theruthgroup.com